Exhibit 10.12

Contract No.:

Borrowing Agreement

Important Notice

The Borrower is requested to carefully read the content of this Agreement, especially the terms with ▲ ▲. If you have any questions, please ask the Lender.

Borrower: Wuhan Blower Co., Ltd.

Legal Representative (Responsible Person): Xu Jie

Legal Address: Cang Long Dao Science Park of Miaoshan Development Zone, Jiang Xia District

Address for Correspondence: Cang Long Dao Science Park of Miaoshan Development Zone, Jiang Xia District

Lender: Bank of Communications Wuhan Branch

Responsible Person: Hu Hui

Address for Correspondence: 847# Jianshe Avenue. Wuhan

WHEREAS, the Borrower applies to the Lender for a loan, and, in order to specify the rights and obligations of both parties, the Borrower and the Lender hereby enter into this Agreement through amicable negotiation on terms and conditions as follows:

Article 1 Loan

1.1 Currency: RMB.

1.2 Amount (in words): RMB TEN MILLION FIVE HUNDRED THOUSAND YUAN ONLY.

1.3 The loan under this Agreement shall be only used for Turnover.

1.4 Period: From November 25, 2005 to October 11, 2006.

Article 2 Calculation and Payment of Interest Rate and Interest

2.1 Interest Rate: 5.859% (____ M _____ Y). Daily interest rate = Monthly interest rate/30, Monthly interest rate = Yearly interest rate/12.

2.2 Calculation of Interest

2.2.1 Normal interest = interest rate as agreed in this Agreement multiplied by the granting amount and the days occupied. The days occupied shall be calculated from the date of granting to the date of maturity.

2.2.2 The penalty interest on the overdue loan and the diverted loan shall be calculated based on the overdue or diverted amounts and actual days. In case the loan currency is RMB, the penalty interest rate of the overdue loan shall be 30% above the interest rate as agreed in this Agreement, and the penalty interest rate of the diverted loan shall be 100% above the interest rate as agreed in this Agreement; in case the loan currency is foreign currency, the penalty interest rate shall be 20% above the interest rate as agreed in this Agreement.

2.3 The interest on the loan under this Agreement shall be settled by the first of the following ways, the interest shall be settled with the loan principal upon the expiration of the loan. The date of settlement of interest shall be the date of payment of interest:

1. Interest settled on the 20th day of the last month of each quarter;

2. Interest settled on the 20th day of each month.

Article 3 Granting and Repayment of Loan

3.1 The Borrower shall handle relevant procedures for drawing, pursuant to related formalities, at least three (3) bank working days in advance, and shall comply with the following granting plan.

Granting Date	Granted Amount

November 7, 2005	RMB TEN MILLION FIVE HUNDRED THOUSAND YUAN ONLY (amount in words)
____ D ___M ____Y:	______________________________________ (amount in words)
____ D __ M ____Y:	______________________________________ (amount in words)
____ D ___M ____Y:	______________________________________ (amount in words)

▲▲ 3.2 The Lender shall be entitled to reject the granting of the loan before the following conditions are met:

1. The Borrower has handled such legal formalities as related governmental permit, approval and registration as well as other formalities as required by the Lender, and the preceding formalities such as permit, approval or registration, etc. shall continue to be effective;

2. The Guarantee Contract (if any) under this Agreement has come into force and continues to be effective;

3. The business and financial status of the Borrower have no significant unfavorable changes;

4. The Borrower doesn’t breach this Agreement.

3.3 The actual granting date and granting amount shall be based on the records in the Borrowing Certificate.

3.4 The Borrower shall repay on time subject to the date of maturity as agreed in the Article 1.4 and the following schedules, in the case of discrepancy of the date of maturity as recorded in the Borrowing Certificate and that as stipulated in this Agreement, the record in the Borrowing Certificate shall prevail.

Maturity Date	Amount of Repayment

October 11, 2006	RMB TEN MILLION FIVE HUNDRED THOUSAND YUAN ONLY - (amount in words)
____ D ___M ____Y	____________________________________________ (amount in words)
____ D ___M ____Y	____________________________________________ (amount in words)
____ D ___M ____Y	____________________________________________ (amount in words)

▲▲ 3.5 Without the written consent of the Lender, the Borrower shall not repay the loan in advance.

▲▲ Article 4 Representation and Warranty of the Borrower

4.1 The Borrower is an independent civil entity which is lawfully established and will exist legally, with all necessary legal capacity, and is able to perform the obligations under this Agreement and take civil responsibilities in the name of itself.

4.2 The execution and performance of this Agreement is the true declaration of will by the Borrower, obtaining all necessary consents, approvals and authorizations, without any legal defects.

4.3 All documents, statements, materials and information provided by the Borrower for the Lender during the execution and performance of this Agreement are true, accurate, complete and effective, without concealing from the Lender any information which may affect its financial status and capacity to repay the loan.

Article 5 Rights and Obligations of the Lender

5.1 The Lender shall be entitled to recover the loan principal, interest (including compound interest, overdue and diverted penalty interest) as agreed by this Agreement, and collect the expenses payable by the Borrower, and perform other rights as provided by the laws and as agreed by this Agreement.

5.2 The financial, business materials and information provided by the Borrower shall be kept confidential, unless as provided by the laws or otherwise agreed by this Agreement.

Article 6 Obligations of the Borrower

6.1 The Borrower shall repay the loan principal and interest under this Agreement subject to the time, amount and currency category as agreed by this Agreement.

6.2 The Borrower shall not use the loan under this Agreement for other purposes.

▲▲6.3 The Borrower shall bear the expenses and expenditures under this Agreement, including but not limited to the notarization fee, appraisal fee, evaluation fee and registration fee, etc.

▲▲ 6.4 The Borrower shall comply with the business system and operation practice of the Lender relating to handling the loan business, including but not limited to assisting the Lender in the supervision and inspection on the circumstances of use of the loan and the operation state of the Borrower, timely providing all financial statements, other materials and information as required by the Lender, and ensuring the provided documents, materials and information are true, complete and accurate.

▲▲ 6.5 In the case of any of the following cases, the Borrower shall give at least 30 days notice in writing to the Lender, and shall not take any actions before paying off the loan principal and interest under this Agreement or providing the repayment program as approved by the Lender and providing a guarantee:

1. Sell, donate, lease, lend, transfer, mortgage or otherwise dispose all or substantial part of important assets and assets;

2. The operation system or property right organization form is or may be changed, including but not limited to conducting contracting, lease, affiliate, corporate system reform, reform of system of joint-stock and cooperation, sales of enterprise, consolidation (merger), joint venture (cooperation), division, establishing subsidiaries, transfer of property right and capital decrease, etc.

▲▲ 6.6 The Borrower shall give a written notice to the Lender within 7 days from the date of occurrence or possible occurrence of the following matters:

1. Alteration of the Articles of Incorporation, change of such industrial and commercial registration matters as enterprise name, legal representative (responsible person), domicile, address for correspondence or business scope, and making a decision which has significant effect on finance and personnel;

2. The Borrower or the Guarantor plans to apply for or has applied for bankruptcy by the Creditor;

3. Being involved in serious litigation or arbitration cases, or otherwise, principal assets or the Collateral under this Agreement are taken enforcement measures such as property preservation, etc.

4. Providing a guarantee for the third party, and hence having material unfavorable effect on its financial status or capacity to perform the obligations under this Agreement;

5. Signing the contracts which have material unfavorable effect on its operation and financial status;

6. The Borrower or the Guarantor winds up, goes out of business, dissolve, stops doing business for internal rectification, is cancelled or revoked a business license;

7. The Borrower or its legal representatives (responsible person) or major managements are involved in illegal acts;

8. The operation is in serious difficulty, the financial status worsens, or other events occur which have side effect on the operation, financial status or solvency of the Borrower.

▲▲ 6.7 In case changes occur to the guarantee under this Agreement which is unfavorable to the rights of credit of the Lender, the Borrower shall timely provide other guarantees approved by the Lender as required by the Lender.

The “changes” as mentioned herein shall include but not limited to, the Guarantor winds up, goes out of business, dissolves, stops doing business for internal rectification, is cancelled or revoked of a business license, applies for or has applied for bankruptcy; the operation or financial status of the Guarantor has material changes; the Guarantor is involved in serious litigation or arbitration cases; the value of the Collateral decreases or possibly decreases or takes such enforcement measures as property preservation; the Guarantor has defaulting acts under the Guarantee Contract; the Guarantor has conflicts with the Borrower; the Guarantor is required to cancel the Guarantee Contract; the Guarantee Contract is invalid or void or cancelled; the security interest is invalid or null and void; or other events affecting the safety of the right of credit of the Lender, etc.

Article 7 Other Agreed Matters

▲▲ Article 8 Early Maturity of Loan

If any of the following cases occurs, the Lender shall be entitled to stop the payment to the Borrower of the unused loan, and unilaterally declare that all principal part which is granted under the Agreement shall be due in advance, and require the Borrower to immediately repay all loan principals of due loan and settle the interests.

1. The representation and warranty made by the Borrower under the Article 4 is not true;

2. The Borrower violates this Agreement;

3. Where any matter to be notified as listed in the Article 6.6 occurs actually, which the Lender deems will affect the safety of its right of credit;

4. The Borrower has such defaulting actions such as delay of performance when performing other contracts signed with the Lender, and fails to make corrections after notice by the Lender.

▲▲ Article 9 Breach of Agreement

9.1 In the event that the Borrower fails to repay the loan principal in total, pay the interest on time or fails to use the loan for the purpose as stipulated by this Agreement, the Lender shall calculate and collect interests by the penalty interest rates of the overdue loan or diverted loan, as well as calculate and collect compound interest on the due and unpaid interest.

9.2 In the case of failure to repay the total loan principal and interest on time, the Borrower shall bear the cost of collection, court fee (or arbitration fee), cost of preservation, announcement fee, execution fee, attorney fee, travel expense and other expenses which have been paid by the Lender for the realization of the right of credit.

9.3 In case that the Borrower escapes the supervision by the Lender, defaults in the payment of loan principal and interest, escapes debts in bad faith, etc., the Lender shall be entitled to report such actions to the relevant units and announce through the news media.

▲▲ Article 10 Stipulation on Deduction and Transfer

10.1 Where the Borrower has loan principal, interest, penalty interest, compound interest or other expenses, the authorized lender shall deduct and transfer the capital from any account which is opened by the Borrower in Bank of Communication for the repayment purpose.

10.2 After such deduction and transfer, the Lender shall inform the Borrower of the account number, loan contract number, Borrowing Certificate number, deducted and transferred amount and the remaining debt amount in relation to such deduction and transfer.

10.3 If the moneys gained from such deduction and transfer are not sufficient to pay off all debts of the Borrower, such moneys shall be first used for compensation for the due and unpaid expenses. In case that the principal and interest is overdue less than 90 days, the balance after compensation for the expenses shall be first used for the compensation for the due and unpaid interest or penalty interest and compound interest, and then used for compensation for the due and unpaid principal; in case that the principal or interest is overdue for 90 days, the balance after compensation for expenses shall be first used for compensation for the due and unpaid principal and then used for compensation for the due and unpaid interest or penalty interest and compound interest.

10.4 In case that the moneys gained from such deduction and transfer are not consistent with the category of debts to be compensated, it shall be based on the amount for compensation for the debts which is converted by the exchange rate announced by Bank of Communications on the Date of Deduction and Transfer.

Article 11 Settlement of Disputes

All disputes under this Agreement shall be settled by the first method of the following methods. During the period of disputes, each party shall continue to perform the terms which are not involved in the dispute.

1. File a lawsuit with the competent court at the Lender’s jurisdiction;

2. _____/_________ Arbitration Commission shall make arbitration by the prevailing arbitration rules at the time of arbitration application, the arbitral award is final and binding upon both parties.

Article 12 Miscellaneous

12.1 The Borrowing Certificate under this Agreement and the related documents and materials which are acknowledged by both parties shall be an integral part of this Agreement.

12.2 This Agreement shall come into force after being signed (or sealed) and stamped with official seal by the legal representative (responsible person) or authorized representative of both parties.

12.3 This Agreement shall be executed in three originals, the parties and the Guarantor shall hold one respectively.

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The Borrower has gone through the aforesaid terms, and the Lender has made corresponding explanations upon the request of the Borrower, who has no objections to all the contents.

The Borrower: Wuhan Blower Co., Ltd. (SEAL)

Legal Representative (Responsible Person) or Authorized Representative (SIGNATURE OR SEAL): /s/ Xu Jie (SEAL)

Date: November 25, 2005

The Lender: Bank of Communications Wuhan Branch (SEAL)

Legal Representative (Responsible Person) or Authorized Representative (SIGNATURE OR SEAL): /s/ Hu Hui

Date: November 25, 2005

Contract:

Maturity Extension Agreement

Creditor: BANK OF COMMUNICATIONS CO., LTD WUHAN BRANCH
Debtor: Wuhan Blower Co., Ltd
Guarantor: Wuhan Blower Co., Ltd

Article 1 This Agreement is a supplement to the Borrowing Agreement No. A101A05212 (hereinafter referred to as the “Original Agreement”) and the Mortgage Agreement No. Di A101A05158 (hereinafter referred to as the “Original Guarantee Agreement”); Unless otherwise stipulated herein, provisions of the Original Agreement and the Original Guarantee Agreement shall still be applicable to the rights and obligations and pertinent matters of the Creditor, Debtor and Guarantor.

Article 2 The Creditor agrees to extend the maturity of corresponding debts (hereinafter referred to as the “Original Debts”) set forth in respective Borrowing Certificates/Bank Certificates under the Original Agreement, according to the following table:

No.	Borrowing Certificate/Bank Certificate	Amount of Debts (Currency and Amount in Words)	Maturity Date of Original Debts	Amount of Debts the Maturity of Which is Extended (Currency and Amount in Words)	New Maturity Date after Extension	Interest Rate of Maturity Extension

1		RMB TEN MILLION AND FIVE HUNDRED THOUSAND YUAN ONLY	October 11, 2006	RMB TEN MILLION AND FIVE HUNDRED THOUSAND YUAN ONLY	April 11, 2007	6.615%
2
3
4

Article 3 As of the date when the original debts mature, the interest rate of maturity extension shall be applicable.

Article 4 The Guarantor shall continue to provide a guarantee for the extended debts of the Debtor:

4.1 Where a mortgage/pledge guarantee (including the maximum amount mortgage) is specified under the Original Guarantee Agreement, the Guarantor shall timely deal with formalities of insurance renewal effected for mortgaged/pledged properties, and shall after formalities are properly finished submit relevant certificates in original copies to the Creditor for custody.

4.2 Where a security guarantee (including the maximum amount security) is specified under the Original Guarantee Agreement, the Guarantor shall continue to bear joint and several liability security for the Debtor’s extended debts. The security period of each debt shall be two years from the new maturity determined after extension of old maturity of such debt.

Article 5 The Debtor shall be responsible for any and all expenses arising from the debt maturity extension, including but not limited to insurance expenses incurred for renewal of insurance affected for mortgaged/pledged properties.

Article 6 Other Agreed Matters

Article 7 This Agreement will come into force after signed and by legal representatives (responsible persons) or authorized representatives (personal seals thereof) of both Parties, and affixed with official seals of both Parties.

Article 8 This Agreement is executed in three original copies, with one text for each Party.

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Creditor (Official Seal)	Debtor (Official Seal)
Agreement Seal of	Agreement Seal of
Bank of Communications Co., Ltd Wuhan Branch	Wuhan Blower Co., Ltd
Responsible Person or Authorized Representative	Legal Representative (Responsible Person) ore Authorized Representative
(Signature or Seal)	(Signature or Seal)
/s/ Hu Hui	/s/ Xu Jie
Date: October 11, 2006	Date: October 11, 2006

Guarantor (Official Seal)
Agreement Seal of
Wuhan Blower Co., Ltd
Legal Representative (Responsible Person) ore Authorized Representative
(Signature or Seal)
/s/ Xu Jie
Date: October 11, 2006